As filed with the Securities and Exchange Commission on June 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1323993
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

680 South Fourth Street

Louisville, KY 40202-2412

(Address of Registrant’s Principal Executive Offices)

Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated

Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors

Amended and Restated

(Full Title of the Plans)

Joseph L. Landenwich, Esq.

Senior Vice President of Corporate Legal Affairs and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202-2412

(502) 596-7300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies of all correspondence to:

Arthur H. Kohn, Esq.

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006

(212) 225-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock of Kindred Healthcare, Inc., par value $0.25 per share (the “Shares”), to be issued under the following plans:
The Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated	3,000,000	$25.56	$76,680,000	$9,715.36
The Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated	200,000	$25.56	$5,112,000	$647.69
Total	3,200,000	N/A	$81,792,000	$10,363.05
(1)	Together with an indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated (the “Stock Incentive Plan”) and the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated (the “Non-Employee Directors Plan”, and together with the Stock Incentive Plan, the “Plans”) as the result of a stock split, stock dividend or similar adjustment of outstanding Shares.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices of Shares as reported on the NASDAQ National Market on June 21, 2004.

Explanatory Note

On December 16, 2003 and March 19, 2004, the Board of Directors of Kindred Healthcare, Inc. (the “Company”) amended and restated the Stock Incentive Plan and the Non-Employee Directors Plan, respectively, to increase the maximum number of Shares that may be issued pursuant to options or other awards granted under the Stock Incentive Plan and the Non-Employee Directors Plan by 1,500,000 Shares and 100,000 Shares, respectively. The Company’s shareholders approved the amendments to the Plans at the Company’s Annual Meeting of Shareholders held on May 18, 2004. Subsequently, in connection with a 100% stock dividend distributed on May 27, 2004, the Executive Compensation Committee of the Company’s Board of Directors adjusted the number of the aforementioned additional Shares that may be issued under the Plans to 3,000,000 and 200,000 Shares, respectively, as authorized under each of the Plans.

The additional Shares to be registered by this Registration Statement are of the same class as those securities covered by the Company’s previously filed Registration Statements on Form S-8 filed on May 13, 2002 (Registration No. 333-88086) and May 31, 2001 (Registration No. 333-62022) with respect to the Stock Incentive Plan and the Non-Employee Directors Plan, respectively (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of additional 3,000,000 and 200,000 Shares issuable pursuant to options or other awards to be granted under the Stock Incentive Plan and the Non-Employee Directors Plan, respectively. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, made in connection with the Plans, including the periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company, are incorporated herein by reference.

Part II

Item 8. Exhibits.

In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description	Method of Filing

4.1	The Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on March 29, 2004

4.2	The Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated	Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on March 29, 2004

5	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5

24	Power of Attorney	Included on the signature page

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky, on the 23rd day of June, 2004.

KINDRED HEALTHCARE, INC.

/s/ Richard A. Lechleiter
By:	Richard A. Lechleiter Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated, on the 23rd day of June, 2004.

Signature	Title
/s/ Paul J. Diaz Paul J. Diaz	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Edward L. Kuntz Edward L. Kuntz	Executive Chairman of the Board of Directors

/s/ Thomas P. Cooper, M.D. Thomas P. Cooper, M.D.	Director

/s/ Michael J. Embler Michael J. Embler	Director

Garry N. Garrison	Director

/s/ Isaac Kaufman Isaac Kaufman	Director

John H. Klein	Director

/s/ Eddy J. Rogers, Jr. Eddy J. Rogers, Jr.	Director

/s/ Richard A. Lechleiter Richard A. Lechleiter	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John J. Lucchese John J. Lucchese	Vice President, Finance and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	The Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on March 29, 2004

4.2	The Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated	Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on March 29, 2004

5	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5

24	Power of Attorney	Included on signature page